Exhibit 23



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Casino Resource Corporation
Ocean Springs, Mississippi

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 17, 1998, relating to the consolidated financial statements of Casino Resource Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                  BDO SEIDMAN, LLP

Chicago, Illinois
March 18, 1999







                                       34